Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

June 30, 2010

TABLE OF CONTENTS

1.	Second Quarter 2010 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	8
	Summarized Balance Sheets	9
	Funds From Operations / Summary of Capital Expenditures	10
	Market Data	11
	Components of Rental Income	12

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	13
	Summary of Debt Maturities	14

4.	Summary of Redevelopment Opportunities	15

5.	Real Estate Status Report	16

6.	Retail Leasing Summary	18

7.	Lease Expirations	19

8.	Portfolio Leased Statistics	20

9.	Summary of Top 25 Tenants	21

10.	Reconciliation of Net Income to FFO Guidance	22

11.	30% Owned Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	23
	Summary of Outstanding Debt and Debt Maturities	24
	Real Estate Status Report	25

12.	Glossary of Terms	26

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 17, 2010, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnerships;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 17, 2010.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Gina Birdsall	Janelle Stevenson
Investor Relations	Corporate Communications
301/998-8265	301/998-8185
gbirdsall@federalrealty.com	jmstevenson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES SECOND QUARTER 2010 OPERATING RESULTS

— Common dividend increased for 43rd consecutive year —

ROCKVILLE, Md. (August 4, 2010) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2010.

Financial Results

In the second quarter 2010, Federal Realty generated funds from operations available for common shareholders (FFO) of $60.3 million or $0.98 per diluted share. This compares to FFO of $57.4 million, or $0.97 per diluted share, in second quarter 2009. For the six months ended June 30, 2010, Federal Realty reported FFO of $118.1 million, or $1.92 per diluted share, compared to $95.4 million, or $1.61 per diluted share for the same six-month period in 2009.

Net income available for common shareholders was $31.0 million and earnings per diluted share was $0.50 for the quarter ended June 30, 2010 versus $28.3 million and $0.48, respectively, for second quarter 2009. Year-to-date, Federal Realty reported net income available for common shareholders of $60.1 million and earnings per diluted share of $0.98. This compares to net income available for common shareholders of $38.6 million and earnings per diluted share of $0.65 for the six months ended June 30, 2009.

Year-to-date 2009 results included a litigation provision of $20.8 million, or $0.34 per diluted share, related to a lawsuit involving a property adjacent to Santana Row. Excluding this litigation provision, FFO for the six months ended June 30, 2009 was $116.1 million, or $1.95 per diluted share; net income available for common shareholders was $59.4 million and earnings per diluted share was $1.00.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2010 OPERATING RESULTS

August 4, 2010

Portfolio Results

In second quarter 2010, same-center property operating income increased 3.4% over second quarter 2009. When redevelopment and expansion properties are excluded from same-center results, property operating income for second quarter 2010 increased 4.2% compared to second quarter 2009.

The overall portfolio was 94.2% leased as of June 30, 2010, compared to 94.1% on March 31, 2010 and 94.0% on June 30, 2009. Federal Realty’s same-center portfolio was 94.7% leased on June 30, 2010, compared to 94.6% on March 31, 2010 and 94.2% on June 30, 2009.

During the second quarter of 2010, Federal Realty signed 82 leases for 319,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 308,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 4%. The average contractual rent on this comparable space for the first year of the new leases is $27.62 per square foot, compared to the average contractual rent of $26.64 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 13% for second quarter 2010. As of June 30, 2010, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $22.55 per square foot.

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees increased the dividend rate on its common shares, declaring a regular quarterly cash dividend of $0.67 per share, resulting in an indicated annual rate of $2.68 per share, an increase of 1.5%. The regular common dividend will be payable on October 15, 2010, to common shareholders of record as of September 23, 2010. This increase represents the 43rd consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.

“Our strong performance throughout 2009 and to date in 2010 supports our decision to raise our common dividend and continue our record of dividend achievement,” said Don Wood, president and chief executive officer. “Owning and operating a portfolio of high quality retail assets, combined with a solid balance sheet and our disciplined approach to external growth has resulted in consistent performance as we negotiate this difficult economic environment.”

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2010 OPERATING RESULTS

August 4, 2010

Guidance

Federal Realty increased its guidance for 2010 FFO per diluted share to a range of $3.84 to $3.89, and provided 2010 earnings per diluted share guidance of $1.94 to $1.99.

Acquisitions and Portfolio Expansion

In 2010 to date, Federal Realty has committed approximately $60 million of acquisition capital to strengthen its presence in the core markets of Boston, Southern California, Long Island, New York and Bethesda, Maryland.

•

Federal Realty formed a joint venture with affiliates of Taurus Investment Holdings LLC, in which the Trust has an 85% interest, to expand the Trust’s concentration in Boston. The joint venture plans to acquire, redevelop, and operate up to $200 million of urban mixed-use properties in the Back Bay section of Boston, Massachusetts. Concurrent with the formation of the partnership, the joint venture acquired 111-115 Newbury Street and 127-129 Newbury Street. Taurus Investment Holdings LLC and UrbanMeritage LLC will manage, operate and lease the buildings on behalf of the partnership.

•

The Trust has committed to acquire the former Mervyn’s building located adjacent to its Escondido Promenade in Escondido, California. Mervyn’s had been operating as a shadow anchor to the property since Escondido Promenade’s original opening in 1987 before ceasing operations in late 2008. Federal Realty is in significant lease discussions with two anchor users to occupy the former Mervyn’s space.

•

Federal Realty has contracted to acquire Huntington Square, a 268,000 square foot community shopping center, shadow-anchored by Sears, located on Long Island in East Northport, New York. Huntington Square will increase Federal Realty’s presence in Queens and Long Island to nearly 1.5 million square feet of retail space including Forest Hills, Fresh Meadows, Hauppauge Shopping Center, Huntington Shopping Center, Melville Mall, and Greenlawn Plaza.

•

Federal Realty is under contract to purchase the fee interest in the land underlying a portion of Bethesda Row in Bethesda, Maryland. The land currently underlies shops along the south side of Bethesda Avenue, stretching from the Apple to Amethyst stores, and includes a surface parking lot in the rear.

“Upon the completion of these transactions, Federal Realty will have invested approximately $60 million with the ability to create additional value over time through releasing and redevelopment,” said Jeff Berkes, executive vice president and chief investment officer. “Strengthening our presence in our core markets by acquiring new assets and increasing our investment in our existing portfolio not only produces strong risk-adjusted returns but also provides us with better operational and ownership flexibility throughout the entire portfolio.”

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2010 OPERATING RESULTS

August 4, 2010

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its second quarter 2010 earnings conference call, which is scheduled for August 5, 2010, at 11 a.m. Eastern Daylight Time. To participate, please call (866) 730-5768 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required). Federal Realty will also provide an online webcast on the Company’s website, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through September 4, 2010, by dialing (888) 286-8010 and using the passcode 25364905.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.2 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 94.2% leased to national, regional, and local retailers as of June 30, 2010, with no single tenant accounting for more than approximately 2.7% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 43 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT. For more information, please visit www.federalrealty.com.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 17, 2010, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnerships;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected,

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2010 OPERATING RESULTS

August 4, 2010

that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed February 17, 2010.

Federal Realty Investment Trust

Summarized Income Statements

June 30, 2010

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
	(in thousands, except per share data) (unaudited)
Revenue
Rental income	$130,256	$126,090	$261,748	$253,296
Other property income	2,508	2,941	8,420	5,544
Mortgage interest income	1,071	1,307	2,137	2,574

Total revenue	133,835	130,338	272,305	261,414

Expenses
Rental expenses	25,581	25,080	55,584	53,777
Real estate taxes	14,905	14,821	30,009	28,653
General and administrative	5,843	5,276	11,218	10,421
Litigation provision	173	125	287	20,757
Depreciation and amortization	31,178	29,633	60,110	58,225

Total operating expenses	77,680	74,935	157,208	171,833

Operating income	56,155	55,403	115,097	89,581
Other interest income	33	260	215	350
Interest expense	(25,418)	(25,830)	(51,380)	(49,413)
Early extinguishment of debt	—	(982)	(2,801)	(968)
Income from real estate partnerships	188	399	381	601

Income from continuing operations	30,958	29,250	61,512	40,151

Discontinued operations
Discontinued operations - income	—	161	—	218
Discontinued operations - gain on sale of real estate	1,000	383	1,000	1,298

Results from discontinued operations	1,000	544	1,000	1,516

Income before gain on sale of real estate	31,958	29,794	62,512	41,667
Gain on sale of real estate	410	—	410	—

Net income	32,368	29,794	62,922	41,667
Net income attributable to noncontrolling interests	(1,254)	(1,377)	(2,588)	(2,766)

Net income attributable to the Trust	31,114	28,417	60,334	38,901
Dividends on preferred shares	(135)	(135)	(271)	(271)

Net income available for common shareholders	$30,979	$28,282	$60,063	$38,630

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.47	$0.47	$0.95	$0.62
Discontinued operations	0.02	0.01	0.02	0.03
Gain on sale of real estate	0.01	—	0.01	—

	$0.50	$0.48	$0.98	$0.65

Weighted average number of common shares, basic	61,169	58,917	61,129	58,882

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.47	$0.47	$0.95	$0.62
Discontinued operations	0.02	0.01	0.02	0.03
Gain on sale of real estate	0.01	—	0.01	—

	$0.50	$0.48	$0.98	$0.65

Weighted average number of common shares, diluted	61,311	59,042	61,266	59,004

Federal Realty Investment Trust

Summarized Balance Sheets

June 30, 2010

	June 30, 2010	December 31, 2009
	(in thousands)
	(unaudited)
ASSETS

Real estate, at cost
Operating (including $86,954 and $68,643 of consolidated variable interest entities, respectively)	$3,660,541	$3,626,476
Construction-in-progress	144,987	132,758

	3,805,528	3,759,234
Less accumulated depreciation and amortization (including $3,524 and $3,053 of consolidated variable interest entities, respectively)	(987,318)	(938,087)

Net real estate	2,818,210	2,821,147

Cash and cash equivalents	23,557	135,389
Accounts and notes receivable, net	72,814	72,191
Mortgage notes receivable, net	42,289	48,336
Investment in real estate partnerships	51,930	35,633
Prepaid expenses and other assets	94,845	109,613

TOTAL ASSETS	$3,103,645	$3,222,309

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Mortgages payable and capital lease obligations (including $23,105 and $23,417 of consolidated variable interest entities, respectively)	$596,261	$601,884
Notes payable	20,997	261,745
Senior notes and debentures	1,079,880	930,219
Accounts payable and other liabilities	212,102	219,398

Total liabilities	1,909,240	2,013,246

Shareholders’ equity
Preferred shares	9,997	9,997
Common shares and other shareholders’ equity	1,153,121	1,167,340

Total shareholders’ equity of the Trust	1,163,118	1,177,337
Noncontrolling interests	31,287	31,726

Total shareholders’ equity	1,194,405	1,209,063

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,103,645	$3,222,309

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

June 30, 2010

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income (2)	$32,368	$29,794	$62,922	$41,667
Net income attributable to noncontrolling interests	(1,254)	(1,377)	(2,588)	(2,766)
Gain on sale of real estate	(1,410)	(383)	(1,410)	(1,298)
Depreciation and amortization of real estate assets	27,797	26,563	53,884	51,999
Amortization of initial direct costs of leases	2,561	2,515	4,797	5,182
Depreciation of joint venture real estate assets	345	337	696	691

Funds from operations	60,407	57,449	118,301	95,475
Dividends on preferred shares	(135)	(135)	(271)	(271)
Income attributable to operating partnership units	244	241	489	484
Income attributable to unvested shares	(201)	(189)	(392)	(314)

FFO	60,315	57,366	118,127	95,374
Litigation provision, net of allocation to unvested shares	172	124	286	20,689

FFO excluding litigation provision	$60,487	$57,490	$118,413	$116,063

FFO per diluted share	$0.98	$0.97	$1.92	$1.61
Litigation provision per diluted share	—	—	—	0.34

FFO per diluted share excluding litigation provision	$0.98	$0.97	$1.92	$1.95

Weighted average number of common shares, diluted	61,680	59,414	61,636	59,377

Summary of Capital Expenditures
Non-maintenance capital expenditures
Redevelopment and expansions	$14,332	$19,138	$23,724	$39,965
Tenant improvements and incentives	3,607	1,310	5,995	5,077

Total non-maintenance capital expenditures	17,939	20,448	29,719	45,042
Maintenance capital expenditures	2,647	1,865	3,893	3,185

Total capital expenditures	$20,586	$22,313	$33,612	$48,227

Dividends and Payout Ratios
Regular common dividends declared	$40,524	$38,444	$81,003	$76,848

Dividend payout ratio as a percentage of FFO	67%	67%	69%	81%
Dividend payout ratio as a percentage of FFO excluding litigation provision (2)	67%	67%	68%	66%

Notes:

(1)	See Glossary of Terms.
(2)	Net income includes certain costs related to the litigation and appeal process over a parcel of land adjacent to Santana Row; net income for the six months ended June 30, 2009 also includes a $20.6 million charge for increasing the accrual for such litigation matter. We believe FFO excluding this litigation provision provides a more meaningful evaluation of operations, and therefore, have included FFO and FFO per share excluding the related charges.

Federal Realty Investment Trust

Market Data

June 30, 2010

	June 30,
	2010	2009
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	61,408	59,157
Market price per common share	$70.27	$51.52

Common equity market capitalization	$4,315,140	$3,047,769

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00

Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$4,325,140	$3,057,769

Total debt (3)	1,697,138	1,896,233

Total market capitalization	$6,022,278	$4,954,002

Total debt to market capitalization at then current market price	28%	38%

Total debt to market capitalization at constant common share price of $51.52	35%	38%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	99%	80%
Variable rate debt	1%	20%

	100%	100%

Notes:

(1)	Amounts do not include 369,260 and 371,260 Operating Partnership Units outstanding at June 30, 2010 and 2009, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $17.3 million and $24.4 million which is the Trust’s 30% share of the total mortgages payable of $57.7 million and $81.3 million at June 30, 2010 and 2009, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

Federal Realty Investment Trust

Components of Rental Income

June 30, 2010

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial (1)	$95,258	$93,256	$189,231	$186,772
Residential (2)	5,357	5,345	10,650	10,617
Cost reimbursements	26,212	24,395	55,145	49,973
Percentage rents	1,004	1,146	2,465	2,647
Other	2,425	1,948	4,257	3,287

Total rental income	$130,256	$126,090	$261,748	$253,296

Notes:

(1)	Minimum rents include $1.3 million and $1.2 million for the three months ended June 30, 2010 and 2009, respectively, and $2.5 million and $2.6 million for the six months ended June 30, 2010 and 2009, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.5 million and $0.4 million for the three months ended June 30, 2010 and 2009, respectively, and $0.9 million and $0.7 million for the six months ended June 30, 2010 and 2009, respectively, to recognize income from the amortization of in-place leases.
(2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row, and Bethesda Row.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

June 30, 2010

	Stated maturity date	Stated interest rate as of June 30, 2010	Balance as of June 30, 2010		Weighted average effective rate at June 30, 2010 (h)
			(in thousands)
Mortgages payable (a)
Secured fixed rate
Federal Plaza	06/01/11	6.75%	$32,215
Tysons Station	09/01/11	7.40%	5,807
Courtyard Shops	07/01/12	6.87%	7,405
Bethesda Row	01/01/13	5.37%	19,995
Bethesda Row	02/01/13	5.05%	4,234
White Marsh Plaza (b)	04/01/13	6.04%	9,722
Crow Canyon	08/11/13	5.40%	20,607
Idylwood Plaza	06/05/14	7.50%	16,670
Leesburg Plaza	06/05/14	7.50%	29,007
Loehmann’s Plaza	06/05/14	7.50%	37,509
Pentagon Row	06/05/14	7.50%	53,846
Melville Mall (c)	09/01/14	5.25%	23,432
THE AVENUE at White Marsh	01/01/15	5.46%	58,379
Barracks Road	11/01/15	7.95%	40,252
Hauppauge	11/01/15	7.95%	15,174
Lawrence Park	11/01/15	7.95%	28,531
Wildwood	11/01/15	7.95%	25,078
Wynnewood	11/01/15	7.95%	29,076
Brick Plaza	11/01/15	7.42%	29,747
Rollingwood Apartments	05/01/19	5.54%	23,724
Shoppers’ World	01/31/21	5.91%	5,664
Mount Vernon (d)	04/15/28	5.66%	11,120
Chelsea	01/15/31	5.36%	7,872

Subtotal			535,066
Net unamortized discount			(439)

Total mortgages payable			534,627		6.98%

Notes payable
Unsecured fixed rate
Various (e)	Various thru 2013	3.86%	11,597
Unsecured variable rate
Revolving credit facility (f)	07/27/11	LIBOR + 0.425%	—
Escondido (Municipal bonds) (g)	10/01/16	0.33%	9,400

Total notes payable			20,997		2.60	% (i)

Senior notes and debentures
Unsecured fixed rate
4.50% notes	02/15/11	4.50%	75,000
6.00% notes	07/15/12	6.00%	175,000
5.40% notes	12/01/13	5.40%	135,000
5.95% notes	08/15/14	5.95%	150,000
5.65% notes	06/01/16	5.65%	125,000
6.20% notes	01/15/17	6.20%	200,000
5.90% notes	04/01/20	5.90%	150,000
7.48% debentures	08/15/26	7.48%	29,200
6.82% medium term notes	08/01/27	6.82%	40,000

Subtotal			1,079,200
Net unamortized premium			680

Total senior notes and debentures			1,079,880		5.95%

Capital lease obligations
Various	Various through 2106	Various	61,634		6.94%

Total debt and capital lease obligations			$1,697,138

Total fixed rate debt and capital lease obligations			$1,687,738	99%	6.30%
Total variable rate debt			9,400	1%	1.05	% (i)

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS			$1,697,138	100%	6.27	% (i)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Operational Statistics
Excluding litigation provision:
Ratio of EBITDA to combined fixed charges and preferred share dividends (j) (k)	3.21x	2.93x	3.00x	3.09x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (j) (k)	3.16x	2.92x	2.98x	3.06x
Including litigation provision:
Ratio of EBITDA to combined fixed charges and preferred share dividends (j)	3.20x	2.93x	3.00x	2.71x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (j)	3.15x	2.91x	2.97x	2.68x

Notes:

(a)	Mortgage loans do not include our 30% share ($17.3 million) of the $57.7 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.
(b)	The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only loan of $4.4 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(c)	We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not our legal obligation.
(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(e)	The interest rate of 3.86% represents the weighted average interest rate for three unsecured fixed rate notes payable. These notes mature between April 1, 2012 and January 31, 2013.
(f)	The maximum amount drawn under our revolving credit facility for the three and six months ended June 30, 2010 was $20.0 million, and the weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 0.70% for the three and six months ended June 30, 2010.
(g)	The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.
(h)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note i.
(i)	The weighted average effective interest rate excludes $0.2 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no outstanding balance on June 30, 2010.
(j)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. EBITDA includes a $1.4 million gain on sale for the three and six months ended June 30, 2010 and $0.4 million and $1.3 million gain on sale for the three and six months ended June 30,2009, respectively. Fixed charges include $2.8 million of early extinguishment of debt for the six months ended June 30, 2010 due to the write-off of unamortized debt fees related to the $250 million payoff of the term loan prior to its maturity date. Fixed charges include a $1.0 million net loss on early extinguishment of debt for the three and six months ended June 30, 2009, primarily related to the cash tender offer for our 8.75% senior notes. Adjusted EBITDA is reconciled to net income attributable to the Trust in the Glossary of Terms.
(k)	Adjusted to exclude a $0.2 million and $0.1 million litigation provision charge for the three months ended June 30, 2010 and 2009, respectively, and $0.3 million and $20.8 million litigation provision charge for the six months ended June 30, 2010 and 2009, respectively, related to litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and the appeal process.

Federal Realty Investment Trust

Summary of Debt Maturities

June 30, 2010

DEBT MATURITIES

(in thousands)
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
2010	$5,678	$—		$5,678		0.3%	0.3%	—
2011	12,438	112,252	(1)	124,690		7.3%	7.6%	5.4	%(4)
2012	12,691	191,916		204,607		12.1%	19.7%	5.8%
2013	11,853	196,893		208,746		12.3%	32.0%	5.5%
2014	10,225	297,864		308,089		18.2%	50.2%	6.9%
2015	6,858	198,391		205,249		12.1%	62.3%	7.3%
2016	2,902	134,400		137,302		8.1%	70.4%	5.4%
2017	3,110	200,000		203,110		12.0%	82.4%	6.1%
2018	3,321	—		3,321		0.2%	82.6%	—
Thereafter	53,067	243,038		296,105		17.4%	100.0%	6.4%

Total	$122,143	$1,574,754		$1,696,897	(2)	100.0%

Notes:

(1)	Our $300 million revolving credit facility matures on July 27, 2011. As of June 30, 2010, there was no balance outstanding on our revolving credit facility.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of June 30, 2010.
(3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
(4)	The weighted average rate excludes $0.2 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

June 30, 2010

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2010 (3)
Bethesda Row (Hampden Lane)	Bethesda, MD	Construction of new three level building leased to fitness center and two additional ground level retail spaces	10%	$14	$11
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	16%	$7	$5
Barracks Road	Charlottesville, VA	Expansion of Bed, Bath and Beyond and creation of two additional small shop spaces, utilizing vacant anchor space	10%	$3	$2
Lancaster	Lancaster, PA	Renovation and expansion of existing grocer, new bank pad, and façade renovation	10%	$2	$1
Langhorne	Levittown, PA	Pad site addition	10%	$2	$0
Brick	Brick, NJ	Redevelopment and expansion of existing pad site	14%	$1	$0

Subtotal: Projects Anticipated to Stabilize in 2010 (3) (4)			12%	$29	$19

Projects Anticipated to Stabilize in 2011 (3)
Santana Row	San Jose, CA	Five-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	6%	$44	$34
Laurel	Laurel, MD	Pad preparation for new fitness operator, replacing theater and small shop space. Reconfigure parking lot entrance	8%	$9	$0
Crossroads	Highland Park, IL	Combine four spaces in preparation for new fitness operator, replacing vacant anchor and small shop space	9%	$3	$1
Atlantic Plaza (JV Property) (6)	North Reading, MA	Property improvements, including façade renovation, in preparation for new lease with grocery store	12%	$1	$0

Subtotal: Projects Anticipated to Stabilize in 2011 (3) (4)			6%	$57	$35

Total: Projects Anticipated to Stabilize in 2010 and 2011 (3) (4) (5)			8%	$86	$54

Potential future redevelopment pipeline includes (5):

Property	Location	Opportunity
Assembly Square	Somerville, MA	Potential substantial transit oriented mixed-use development
Assembly Square Mall	Somerville, MA	Pad site addition
Bala Cynwyd	Bala Cynwyd, PA	Potential redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Brick Plaza	Brick, NJ	Pad site opportunity
Federal Plaza	Rockville, MD	Pad building opportunities
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop renovation, and site improvements
Fresh Meadows	Queens, NY	Potential conversion of 2nd floor office space to retail
Hollywood Peterson Building	Hollywood, CA	Co-terminus leases create potential for property redevelopment and expansion
Huntington	Huntington, NY	Pad site additions
Linden Square	Wellesley, MA	Additional phases of infill redevelopment
Mercer Mall	Lawrenceville, NJ	Construction of new outparcel
Mid-Pike Plaza	Rockville, MD	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Santana Row	San Jose, CA	Future phases of mixed-use development
Santana Row	San Jose, CA	109 unit residential building under construction; expected to stabilize in 2012
Shoppers World	Charlottesville, VA	Co-terminus leases create potential for remerchandising and reconfiguration of retail spaces
Town Center of New Britain	New Britain, PA	Renovation and expansion of existing grocer
Troy	Parsippany, NJ	Pad site addition
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management’s estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.
(6)	ROI and costs for Atlantic Plaza reflect our 30% JV interest in the costs and revenue associated with the redevelopment.

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2010

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)

Washington Metropolitan Area
Bethesda Row	(4)	Washington, DC-MD-VA	1993-2006/2008	$196,926	$25,260	521,000	97%	40,000	Giant Food	Barnes & Noble / Landmark Theater / Apple Computer
Congressional Plaza	(5)	Washington, DC-MD-VA	1965	70,153		332,000	100%	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center		Washington, DC-MD-VA	1997	4,272		36,000	93%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	12,208		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,511	32,215	248,000	87%			TJ Maxx / Micro Center / Ross / Trader Joe’s
Friendship Center		Washington, DC-MD-VA	2001	33,494		118,000	100%			Borders / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	24,395		209,000	78%			Bed, Bath & Beyond / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,901	16,670	73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	47,801		386,000	90%	61,000	Giant Food	Marshalls
Leesburg Plaza	(6)	Washington, DC-MD-VA	1998	34,627	29,007	236,000	97%	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	32,699	37,509	268,000	96%	58,000	Giant Food	Bally Total Fitness / Loehmann’s Dress Shop
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	46,670		309,000	75%			Toys R Us / Bally Total Fitness / AC Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003-2006	77,714	11,120	565,000	96%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold’s Gym
Old Keene Mill		Washington, DC-MD-VA	1976	6,037		92,000	98%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,343		227,000	100%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998	87,916	53,846	296,000	98%	45,000	Harris Teeter	Bally Total Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	34,734		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	21,671		248,000	68%	24,000	Magruders	Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	37,375		182,000	97%			CVS / Gold’s Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	7,827	23,724	N/A	97%
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,249		49,000	100%			Petco
Tower		Washington, DC-MD-VA	1998	20,293		112,000	89%			Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,696	5,807	49,000	100%			Trader Joe’s
Village at Shirlington	(4)	Washington, DC-MD-VA	1995	52,787	6,309	255,000	98%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,733	25,078	84,000	94%	20,000	Balducci’s	CVS

		Total Washington Metropolitan Area		990,032		5,203,000	93%

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	23,360		267,000	94%	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	34,534		282,000	99%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	27,733		268,000	96%	47,000	Genuardi’s	Buy Buy Baby / Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,904		111,000	91%	53,000	Genuardi’s	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	15,687		166,000	48%	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	19,534		216,000	94%	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	29,834	28,531	353,000	98%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	22,924		284,000	89%			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,423		124,000	87%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	26,902		216,000	96%			Barnes & Noble / Marshalls
Wynnewood		Philadelphia, PA-NJ	1996	36,960	29,076	255,000	97%	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		263,795		2,542,000	92%

California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,634		69,000	99%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	65,152	20,607	242,000	92%	58,000	Lucky	Loehmann’s / Rite Aid
Escondido	(7)	San Diego, CA	1996	28,861		222,000	96%			TJ Maxx / Toys R Us
Fifth Ave		San Diego, CA	1996-1997	12,969		51,000	98%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,495		23,000	100%
Hollywood Blvd	(8)	Los Angeles-Long Beach, CA	1999	37,701		153,000	75%			DSW / L.A. Fitness / Fresh & Easy
Kings Court	(6)	San Jose, CA	1998	11,626		79,000	97%	25,000	Lunardi’s Super Market	CVS
Old Town Center		San Jose, CA	1997	34,340		96,000	98%			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	540,365		592,000	98%			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre / Hotel Valencia

Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,006		209,000	97%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	116,418		645,000	95%	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross / Michaels
150 Post Street		San Francisco, CA	1997	37,826		101,000	97%			Brooks Brothers / H & M

		Total California		985,393		2,482,000	95%

New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	57,373	29,747	409,000	97%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,099		46,000	93%			Midway Theatre
Fresh Meadows		New York, NY	1997	69,607		405,000	97%			Kohl’s / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,916	15,174	133,000	99%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	38,679		292,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble / Michaels
Melville Mall	(9)	Nassau-Suffolk, NY	2006	68,643	23,432	248,000	100%	54,000	Waldbaum’s	Kohl’s / Marshalls
Mercer Mall	(4)	Trenton, NJ	2003	104,319	49,387	500,000	99%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	25,295		207,000	86%	64,000	Pathmark	L.A. Fitness

		Total New York / New Jersey		399,931		2,240,000	97%

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2010

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
New England
Assembly Square		Boston-Cambridge-Quincy, MA-NH	2005-2009	178,167		332,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	30,382	7,872	222,000	100%	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	32,395		242,000	91%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	143,361		218,000	90%	50,000	Roche Brothers Supermarkets	CVS
Newbury Street	(10)	Boston-Cambridge-Quincy, MA-NH	2010	17,450		32,000	42%			Pierre Deux / Simon Pearce / Jonathan Adler
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,665		149,000	100%	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	13,620		170,000	91%	55,000	Super Stop & Shop	Kmart

	(11)	Total New England		422,958		1,381,000	96%
Baltimore
Governor Plaza		Baltimore, MD	1985	21,483		267,000	100%	16,500	Aldi	Bally Total Fitness / Office Depot
Perring Plaza		Baltimore, MD	1985	27,126		401,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(12)	Baltimore, MD	2007	94,993	58,379	298,000	100%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	27,569		53,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,017	9,722	80,000	100%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	28,859		49,000	100%

		Total Baltimore		225,047		1,148,000	99%
Chicago
Crossroads		Chicago, IL	1993	24,448		168,000	95%			Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	31,838		315,000	99%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,028		140,000	96%	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	13,950		129,000	89%	77,000	Dominick’s

		Total Chicago		82,264		752,000	96%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	38,988	7,405	130,000	88%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	54,712		178,000	95%	44,000	Winn Dixie	CVS

		Total South Florida		93,700		308,000	92%
Other
Barracks Road		Charlottesville, VA	1985	48,963	40,252	486,000	96%	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels
Bristol Plaza		Hartford, CT	1995	27,790		269,000	85%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,060		153,000	100%			Stein Mart / Trader Joe’s
Gratiot Plaza		Detroit, MI	1973	18,687		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		36,000	100%			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	69,943		196,000	88%			Hotel Valencia / Walgreens
Lancaster	(13)	Lancaster, PA	1980	11,525	4,907	107,000	100%	39,000	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	30,086	5,664	169,000	94%	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	77,074		476,000	87%	60,000	Kroger	Old Navy / Staples / Ross

		Total Other		324,097		2,109,000	92%

Grand Total	(11)			$3,787,217	$596,700	18,165,000	94%

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	The Trust has a 64.1% ownership interest in the property.
(6)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	The Trust has a 70% ownership interest in the property.
(8)	The Trust has a 90% ownership interest in the property.
(9)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(10)	The Trust has an 85% ownership interest in the property which is accounted for on the equity method.
(11)	Aggregate information is calculated on a GLA weighted-average basis, excluding properties acquired through the Taurus Newbury Street JV II Limited Partnership.
(12)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(13)	Property subject to capital lease obligation.

Federal Realty Investment Trust

Retail Leasing Summary (1)

June 30, 2010

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2010	80	100%	307,567	$27.62	$26.64	$301,098	4%	13%	7.4	$4,431,806	$14.41
1st Quarter 2010	69	100%	307,962	$29.19	$25.11	$1,255,084	16%	27%	6.5	$6,919,627	$22.47
4th Quarter 2009	82	100%	360,218	$27.58	$26.64	$337,501	4%	13%	7.0	$4,550,199	$12.63
3rd Quarter 2009	90	100%	334,690	$29.38	$27.00	$794,017	9%	17%	7.5	$3,684,641	$11.01

Total -12 months	321	100%	1,310,437	$28.43	$26.37	$2,687,700	8%	17%	7.1	$19,586,273	$14.95

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2010	31	39%	149,562	$25.01	$23.20	$270,375	8%	16%	9.4	$4,409,306	$29.48
1st Quarter 2010	29	42%	157,619	$23.00	$20.98	$318,458	10%	17%	8.9	$6,828,877	$43.33
4th Quarter 2009	32	39%	176,966	$24.89	$24.77	$20,465	0%	10%	10.6	$4,328,199	$24.46
3rd Quarter 2009	38	42%	187,140	$27.25	$22.62	$866,840	20%	30%	9.8	$3,622,041	$19.35

Total -12 months	130	40%	671,287	$25.13	$22.93	$1,476,138	10%	18%	9.7	$19,188,423	$28.58

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2010	49	61%	158,005	$30.09	$29.90	$30,723	1%	11%	5.8	$22,500	$0.14
1st Quarter 2010	40	58%	150,343	$35.67	$29.44	$936,626	21%	35%	4.9	$90,750	$0.60
4th Quarter 2009	50	61%	183,252	$30.17	$28.44	$317,036	6%	16%	4.1	$222,000	$1.21
3rd Quarter 2009	52	58%	147,550	$32.08	$32.57	$(72,823)	-2%	5%	5.1	$62,600	$0.42

Total -12 months	191	60%	639,150	$31.89	$29.99	$1,211,562	6%	16%	5.0	$397,850	$0.62

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2010	82	318,931	$28.20	7.5	$5,978,306	$18.74
1st Quarter 2010	72	317,932	$28.62	6.5	$6,996,698	$22.01
4th Quarter 2009	89	396,709	$27.12	7.4	$4,900,788	$12.35
3rd Quarter 2009	94	356,624	$28.76	7.6	$4,703,184	$13.19

Total - 12 months	337	1,390,196	$28.13	7.3	$22,578,976	$16.24

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

June 30, 2010

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2010	108,000	1%	$15.22	361,000	5%	$26.32	470,000	3%	$23.72
2011	846,000	9%	$15.11	1,073,000	15%	$29.41	1,919,000	11%	$23.11
2012	978,000	10%	$13.17	1,175,000	16%	$30.78	2,152,000	13%	$22.79
2013	1,040,000	11%	$15.41	1,007,000	13%	$32.62	2,048,000	12%	$23.86
2014	1,378,000	14%	$16.07	877,000	12%	$33.65	2,255,000	13%	$22.91
2015	826,000	9%	$13.91	842,000	11%	$29.24	1,668,000	10%	$21.65
2016	546,000	6%	$16.69	579,000	8%	$30.79	1,125,000	7%	$23.95
2017	620,000	6%	$17.28	433,000	6%	$30.09	1,052,000	6%	$22.57
2018	672,000	7%	$11.64	296,000	4%	$34.82	968,000	6%	$18.73
2019	487,000	5%	$17.41	211,000	3%	$41.82	698,000	4%	$24.79
Thereafter	2,117,000	22%	$17.34	542,000	7%	$36.27	2,659,000	15%	$21.20

Total (3)	9,618,000	100%	$15.57	7,396,000	100%	$31.62	17,014,000	100%	$22.55

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2010	53,000	1%	$14.19	290,000	4%	$26.20	344,000	2%	$24.28
2011	278,000	3%	$12.43	602,000	8%	$28.83	880,000	5%	$23.65
2012	185,000	2%	$14.24	676,000	9%	$31.21	861,000	5%	$27.57
2013	156,000	2%	$15.34	526,000	7%	$33.10	682,000	4%	$29.04
2014	205,000	2%	$9.64	516,000	7%	$35.97	721,000	4%	$28.49
2015	134,000	1%	$18.90	497,000	7%	$29.18	631,000	4%	$27.00
2016	208,000	2%	$19.35	480,000	6%	$29.98	689,000	4%	$26.73
2017	152,000	2%	$25.03	538,000	7%	$31.50	691,000	4%	$30.03
2018	305,000	3%	$14.53	436,000	6%	$36.61	741,000	4%	$27.52
2019	353,000	4%	$19.06	346,000	5%	$34.66	699,000	4%	$26.78
Thereafter	7,589,000	78%	$15.42	2,489,000	34%	$31.35	10,075,000	60%	$19.36

Total (3)	9,618,000	100%	$15.57	7,396,000	100%	$31.62	17,014,000	100%	$22.55

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of June 30, 2010.
(3)	Represents occupied square footage as of June 30, 2010.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Portfolio Leased Statistics

June 30, 2010

Overall Portfolio Statistics (1)

	At June 30, 2010			At June 30, 2009
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,165,000	17,113,000	94.2%	18,168,000	17,084,000	94.0%
Residential Properties (3) (units)	903	882	97.7%	903	871	96.5%

Same Center Statistics (1)

	At June 30, 2010			At June 30, 2009
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	17,494,000	16,559,000	94.7%	17,513,000	16,505,000	94.2%
Residential Properties (3) (units)	903	882	97.7%	903	871	96.5%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Includes Rollingwood, The Crest at Congressional and the residential rental units at Santana Row and Bethesda Row.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

June 30, 2010

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent (4)	Tenant GLA		Percentage of Total GLA (4)	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$10,236,000		2.67%	658,000		3.62%	15
2	Ahold USA, Inc.	$8,818,000		2.30%	592,000		3.26%	11
3	TJX Companies	$7,677,000		2.00%	540,000		2.97%	15
4	Safeway, Inc.	$6,971,000		1.82%	481,000		2.65%	9
5	Gap, Inc.	$6,737,000		1.76%	220,000		1.21%	11
6	CVS Corporation	$6,255,000		1.63%	205,000		1.13%	18
7	Barnes & Noble, Inc.	$4,731,000		1.23%	201,000		1.11%	8
8	L.A. Fitness International LLC	$4,283,000		1.12%	222,000		1.22%	5
9	OPNET Technologies, Inc.	$3,866,000		1.01%	83,000		0.46%	2
10	Best Buy Stores, L.P.	$3,502,000		0.91%	99,000		0.55%	3
11	Staples, Inc.	$3,429,000		0.89%	187,000		1.03%	9
12	DSW, Inc	$3,294,000		0.86%	125,000		0.69%	5
13	Wells Fargo Bank, N.A. (includes Wachovia Corporation)	$3,289,000		0.86%	70,000		0.39%	15
14	Supervalu Inc. (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,227,000		0.84%	338,000		1.86%	7
15	Bank of America, N.A.	$3,070,000		0.80%	68,000		0.37%	20
16	Ross Stores, Inc.	$2,895,000		0.75%	149,000		0.82%	5
17	Home Depot, Inc.	$2,832,000		0.74%	335,000		1.84%	4
18	Kohl’s Corporation	$2,793,000		0.73%	322,000		1.77%	3
19	Wakefern Food Corporation	$2,783,000		0.73%	136,000		0.75%	2
20	Toys R Us, Inc.	$2,708,000		0.71%	198,000		1.09%	5
21	Bally Total Fitness Corporation	$2,618,000		0.68%	156,000		0.86%	5
22	Great Atlantic & Pacific Tea Co	$2,517,000		0.66%	217,000		1.19%	4
23	Container Store, Inc.	$2,496,000		0.65%	52,000		0.29%	2
24	A.C. Moore, Inc.	$2,483,000		0.65%	141,000		0.78%	6
25	AMC Entertainment Inc.	$2,378,000		0.62%	166,000		0.91%	4

	Totals - Top 25 Tenants	$105,888,000		27.62%	5,961,000		32.82%	193

	Total: (1)	$383,648,000	(2)		18,165,000	(3)		2,431

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects annual in-place contractual (cash-basis) rent as of June 30, 2010.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

June 30, 2010

	2010 Guidance
	(Dollars in millions except per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$125	$128
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate	(1)	(1)
Depreciation and amortization of real estate & joint venture real estate assets	109	109
Amortization of initial direct costs of leases	9	9

Funds from operations	237	240
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)

FFO	236	239
Litigation provision (2)	1	1

FFO excluding litigation provision	$237	$240

Weighted average number of common shares, diluted	61.7	61.7

FFO per diluted share	$3.83	$3.88
Litigation provision (2)	0.01	0.01

FFO per diluted share excluding litigation provision	$3.84	$3.89

Notes:

(1)	Individual items may not add up to total due to rounding.
(2)	Amount represents certain costs related to the litigation and appeal process over a parcel of land located adjacent to Santana Row.

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture

June 30, 2010

CONSOLIDATED INCOME STATEMENTS

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Revenues
Rental income	$4,495	$4,790	$9,138	$9,455
Other property income	28	18	40	41

	4,523	4,808	9,178	9,496
Expenses
Rental	798	806	2,153	1,912
Real estate taxes	582	522	1,189	1,072
Depreciation and amortization	1,244	1,215	2,512	2,486

	2,624	2,543	5,854	5,470

Operating income	1,899	2,265	3,324	4,026
Interest expense	(850)	(1,132)	(1,702)	(2,265)

Net income	$1,049	$1,133	$1,622	$1,761

CONSOLIDATED BALANCE SHEETS

			June 30, 2010	December 31, 2009
			(in thousands)
ASSETS
Real estate, at cost			$203,855	$203,122
Less accumulated depreciation and amortization			(21,820)	(19,365)

Net real estate			182,035	183,757
Cash and cash equivalents			4,015	2,959
Other assets			6,197	6,853

TOTAL ASSETS			$192,247	$193,569

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages payable			$57,683	$57,780
Other liabilities			5,559	6,101

Total liabilities			63,242	63,881
Partners’ capital			129,005	129,688

TOTAL LIABILITIES AND PARTNERS’ CAPITAL			$192,247	$193,569

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture

June 30, 2010

OUTSTANDING DEBT

	Maturity	Stated Interest Rate as of June 30, 2010		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado	07/05/14	5.77	% (a)	$12,798
Atlantic Plaza	12/01/14	5.12	% (b)	10,500
Barcroft Plaza	07/01/16	5.99	% (b)(c)	20,785
Greenlawn Plaza	07/01/16	5.90	% (b)	13,600

	Total Fixed Rate Debt			$57,683

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2010	$99	$—	$99	0.1%	0.1%
2011	208	—	208	0.4%	0.5%
2012	220	—	220	0.4%	0.9%
2013	233	—	233	0.4%	1.3%
2014	142	22,396	22,538	39.1%	40.4%
2015	—	—	—	0.0%	40.4%
2016	—	34,385	34,385	59.6%	100.0%

Total	$902	$56,781	$57,683	100.0%

Notes:

(a)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)	Interest only until maturity.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Real Estate Status Report - 30% Owned Joint Venture

June 30, 2010

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	34,130	$20,785	101,000	88%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	65,831		279,000	87%	73,000	Giant Food	TJ Maxx / Ross / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,310	12,798	96,000	93%	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		121,271		476,000	88%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,020	13,600	106,000	99%	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		20,020		106,000	99%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	17,325	10,500	123,000	91%			Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,193		117,000	94%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,046		129,000	92%	38,000	Foodmaster	Marshalls

	Total New England		62,564		369,000	92%

Grand Totals			$203,855	$57,683	951,000	91%

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss attributable to the Trust plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income attributable to the Trust to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2010 and 2009 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Net income attributable to the Trust	$31,114	$28,417	$60,334	$38,901
Depreciation and amortization	31,178	29,633	60,110	58,225
Interest expense	25,418	25,830	51,380	49,413
Early extinguishment of debt	—	982	2,801	968
Other interest income	(33)	(260)	(215)	(350)

EBITDA	87,677	84,602	174,410	147,157
Gain on sale of real estate	(1,410)	(383)	(1,410)	(1,298)

Adjusted EBITDA	$86,267	$84,219	$173,000	$145,859

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.